Ex-99.11

                      [MORRISON & FOERSTER LLP LETTERHEAD]

                                February 23, 1998





Nations Fund Trust
One NationsBank Plaza
Charlotte, NC  28255

         Re:   Units of Beneficial Interest of Nations Fund Trust

Ladies/Gentlemen:

         We refer to the Registration Statement on Form N-14 (the "Registration Statement") of Nations Fund Trust (the "Trust") relating to the registration of an indefinite number of units of beneficial interest (the "Shares"), of certain Funds of the Trust (the "Funds").

         We have been requested by the Trust to furnish this opinion as Exhibit 11 to the Registration Statement.

         We have examined documents relating to the organization of the Trust and the authorization and issuance of the Shares. We have also made such inquiries of the Trust and examined such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

         Based upon and subject to the foregoing, we are of the opinion that:

         The issuance of the Shares by the Trust has been duly and validly authorized by all appropriate action and, assuming delivery in accordance with the description set forth in the Combined Proxy Statement/Prospectus included in the Registration Statement, the Shares will be legally issued, fully paid and nonassessable by the Trust.


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Nations Fund Trust
February 23, 1998
Page Two



         We consent to the inclusion of this opinion as an exhibit to the Registration Statement.

         In addition, we hereby consent to the use of our name and to the description of advice rendered by our firm under the headings "Information Relating to Proposal 2 -- Approval of the Reorganization Agreement -- Federal Income Tax Considerations" and "Comparison of Nations and Emerald -- Nations Funds' Advisory Contracts" in the Combined Proxy Statement/Prospectus, under the heading "How The Funds Are Managed" in the Prospectuses, and under the heading "Counsel" in the Statement of Additional Information, which are incorporated by reference into the Registration Statement.



                                                     Very truly yours,

                                                     /s/ MORRISON & FOERSTER LLP

                                                     MORRISON & FOERSTER LLP